UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2003

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane

Suite M25

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS

On November 20, 2003 a new $215 million senior unsecured bank facility was entered into by and among Bank of Montreal, Fleet National Bank, Harris Nesbitt Corp., Fleet Securities, Inc. and LaSalle Hotel Operating Partnership, L.P. A copy of the agreement is filed as an exhibit to this report and is incorporated by reference herein.

ITEM 7.	FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

The following exhibits are included with this Report:

Exhibit 10(i)	Senior Unsecured Credit Agreement entered into on November 20, 2003 by and among Bank of Montreal, Fleet National Bank, Harris Nesbitt Corp., Fleet Securities, Inc. and LaSalle Hotel Operating Partnership, L.P.

Exhibit 10(ii)	Guaranty and Contribution Agreement dated November 20, 2003 by and among Bank of Montreal, Fleet National Bank, Harris Nesbitt Corp., Fleet Securities, Inc. and LaSalle Hotel Operating Partnership, L.P.

Exhibit 10(iii)	Environmental Indemnification Agreement dated November 20, 2003 by and among Bank of Montreal, Fleet National Bank, Harris Nesbitt Corp., Fleet Securities, Inc. and LaSalle Hotel Operating Partnership, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: December 15, 2003	BY:	/s/ HANS WEGER

Hans Weger Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10(i)	Senior Unsecured Credit Agreement entered into on November 20, 2003 by and among Bank of Montreal, Fleet National Bank, Harris Nesbitt Corp., Fleet Securities, Inc. and LaSalle Hotel Operating Partnership, L.P.

10(ii)	Guaranty and Contribution Agreement dated November 20, 2003 by and among Bank of Montreal, Fleet National Bank, Harris Nesbitt Corp., Fleet Securities, Inc. and LaSalle Hotel Operating Partnership, L.P.

10(iii)	Environmental Indemnification Agreement dated November 20, 2003 by and among Bank of Montreal, Fleet National Bank, Harris Nesbitt Corp., Fleet Securities, Inc. and LaSalle Hotel Operating Partnership, L.P.

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